Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Solaris Oilfield Infrastructure, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan of our report dated February 9, 2017, relating to the balance sheet as of February 2, 2017 of Solaris Oilfield Infrastructure, Inc. which is contained in the Registration Statement (Form S-1) filed with the Securities and Exchange Commission on March 15, 2017.

/s/ BDO USA, LLP

Houston, Texas

May 16, 2017